EXHIBIT 10.4

Shlomo Zakai CPA [logo]

Shlomo Zakai Certified Public Accountant

To:	October 2nd 2014

David Binashvilly, Adv.

T.A.B Anti Bacterial Textiles, Ltd.

Nahariya

Dear Sir/Madam,

Re: Accounting Services Proposal

I was very happy about our meetings and conversations and I am honored to hereby submit a quote for accounting services for T.A.B Antibacterial Textiles, Ltd. (hereafter The Company). I am certain that our office is prepared to provide you with a personal, reliable and professional service.

Shlomo Zakai, CPA

Public Accountant Shlomi Zakai is certified since 1998. Holds vast experience in auditing and preparation of financial reports and tax advisory for individuals and companies. Serves as an internal auditor in several public companies traded in Israel and serves as an accountant and advisor in the field of Goshen Report Application and Sarbanes Oxley Act for public companies traded in Israel and Nasdaq.

The office was formed in 2000 by accountant Shlomo Zakai, aiming to provide a wide range of advanced financial services to clients of different sizes while maintaining the provision of timely personal service, with uncompromised quality and professionalism. Our office provides accounting services and financial management to a wide range of private and traded companies.

The office team encompasses CPAs, interns, and bookkeepers with personal and service orientation.

Among the services provided by the office:

•	Audit and drafting of financial reports.

•	Audit and drafting of IRS reports.

•	Tax planning and advice.

•	Individual tax and handling before authorities.

•	Internal audit services.

•	Accounting and payroll services.

•	Accounting and finance management to corporations in Israel and abroad.

•	Budgetary assistance, preparation, and follow up.

•	Capital statements.

62 Anilevitch St. Tel Aviv 67060 | Fax 972-3-5602173 | Tel 972-3-5602082 | [same in Hebrew]

EXHIBIT 10.4

Shlomo Zakai CPA [logo]

Shlomo Zakai Certified Public Accountant

The Activity of The Company:

As per our conversation The Company holds a license for manufacturing and trading of an antibacterial fabric technology. The Company is in the process of registration for trade in Nasdaq. At this point, The Company’s activity is small and includes minimal expenses and one employee. The Company expects that the scope of its activity shall remain the same until a raise of $2M or beginning sales. The Company is required to file quarterly and annual reports to the Nasdaq Stock Exchange in the format of 10Q and 10K respectively.

The services The Company requires are ongoing bookkeeping and accounting services. The bookkeeping services are required to be of quality, bi-currency, with an ability to produce reports in Shekels and Dollars and as such to support the required quarterly reports for the purpose of reporting The Company to the US Stock Exchange and the tax authorities in Israel.

The Required Services

1.	Bookkeeping Services for The Company that shall include:

•	An advanced multi currency bookkeeping system that is updated on a constant basis.

•	Ongoing bank adjustments (a viewing access to the bank accounts via the internet shall be granted).

•	Ongoing coordination of receivables and suppliers (including quarterly estimates).

•	Conduction of travel calculations and additional expenses.

•	Calculations and ongoing payments to the tax authorities.

2.	Payroll calculations and accounting.

2.	Quarterly accounting services that include:

-	Preparation of The Company’s bookkeeping data for a review/audit by The Company’s accountants.

-	Drafting of financial reports in accordance with the US accounting rules and as per the requirements of the SEC and submission to The Company’s accountants for review.

3.	Preparation of financial reports and The Company’s Israeli IRS reports for the auditors’ review.

The Quote:

The Service	Fee (without tax)
The required services as specified above in paragraphs 1 to 5.	1000 dollars a month
As per your request our office will be willing to exchange 50% of the above payment with issuance of shares of The Company according to the latest conducted allocation, as payment is due.
The quote is valid until the commencement of sales by The Company / significant change in the scope of activity / capital raise of over $2M dollar. In this case the fee shall be discussed again by the parties.

62 Anilevitch St. Tel Aviv 67060 | Fax 972-3-5602173 | Tel 972-3-5602082 | [same in Hebrew]

EXHIBIT 10.4

Shlomo Zakai CPA [logo]

Shlomo Zakai Certified Public Accountant

[handwritten] Either party may terminate this agreement via an advance notice of 90 days. [signature / stamp of T.A.B antibacterial Textiles Ltd.]

I am confident that my office can provide you with a dedicated, quality, and personal service that will answer the above needs.

I am happy to be of assistance for any question or explanation that may be required.

Regards,

Shlomo Zakai

Accountant

Confirming with my signature,

/s/ Joshua Herchcovici

[Company Stamp]

62 Anilevitch St. Tel Aviv 67060 | Fax 972-3-5602173 | Tel 972-3-5602082 | [same in Hebrew]